Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 13, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Pharmacyclics, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2010.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 15, 2011